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EXHIBIT 10.14

February 27, 2004

LaSalle Business Credit, LLC, as Agent
135 South LaSalle Street
Chicago, Illinois 60603

Ladies and Gentlemen:

        Reference is made to (i) the Receivables Purchase Agreement dated as of March 21, 2003 (the "RPA") among AAR Receivables Corporation II, an Illinois corporation (the "ARC II"), AAR CORP., a Delaware corporation, as initial servicer, ("AAR"), and LaSalle Business Credit, LLC, a Delaware limited liability company, as agent (the "Agent") and (ii) the Purchase and Sale Agreement dated as of March 21, 2003 (the "PSA") among AAR Distribution, Inc., an Illinois corporation ("Distribution"), AAR Parts Trading, Inc., an Illinois corporation ("Parts"), AAR Manufacturing, Inc., an Illinois corporation ("Manufacturing"), AAR Engine Services, Inc., an Illinois corporation ("Engine") and AAR Allen Services, Inc., an Illinois corporation ("Allen", and together with Distribution, Parts, Manufacturing and Engine, being hereinafter referred to, individually as a "Originator, and collectively, as the "Originators"), ARC II and AAR. Capitalized terms used herein and not otherwise defined have the meaning given in RPA.

        Upon the acceptance hereof by the Agent, ARC II, AAR, the Agent and the Originators agree as follows:

        1.     Effective on February 27, 2004 and until five (5) Business Days after ARC II, AAR and the Originators give the Agent the notice described in Section 2 of this letter, the Purchase Limit shall be reduced to zero. Concurrently therewith (and as a condition thereto), ARC II shall pay to Agent, in immediately available funds by wire transfer as provided in the RPA, the aggregate outstanding Capital of the Purchased Interests, together with all accrued and unpaid Discount thereon and any unpaid expenses through such date. The parties hereto agree that such reduction to the Purchase Limit shall be effective notwithstanding the provisions of Section 1.1(b) of the RPA.

        2.     Effective five (5) Business Days after ARC II, AAR and the Originators provide notice to the Agent of the restoration of the Purchase Limit pursuant to this Section 2 and subject to (i) the other terms and conditions herein or in the RPA, the PSA and/or the other Transaction Documents and (ii) no Termination Event or Unmatured Termination Date shall have occurred, be continuing or would result therefrom, the Purchase Limit shall be restored to an amount not less than the amount of the Purchase Limit as in effect on February 27, 2004. No restoration pursuant to this Section 2 shall be effective if it were to occur after the Termination Day.

        3.     Until such time as the Purchase Limit has been restored pursuant to Section 2 of this letter (the "Restoration Date"), no Receivables created by any Originator from and including February 27, 2004 to and including the Restoration Date (the "Interim Liquidation Period"), nor any other Purchased Assets related thereto, shall be sold by any Originator to ARC II pursuant to Section 1.1(b) of the PSA (such Receivables are herein called the "Interim Receivables"). Effective upon the Restoration Date, each Originator agrees that all of such Originator's right, title and interest in each Interim Receivable then existing and owing to such Originator or thereafter arising (until the Termination Day), and all other Purchased Assets related thereto, shall thereupon commence being sold to and purchased by ARC II pursuant to and in accordance with the terms of the PSA. During the Interim Liquidation Period, ARC II shall continue to be the owner of all Purchased Assets acquired prior to February 27, 2004, and any purchases to be made by ARC II on or subsequent to the Restoration Date shall be made pursuant to true sales for good and equivalent consideration. Agent shall have the right, as a condition to the Restoration Date, to review the purchase and reinstatement procedures relating to the restoration of the Purchase Limit and the resumption of purchases under the RPA and the PSA and, to the extent Agent determines they are inconsistent with those procedures and limitations described in the opinion of counsel relating to "true sale" and "non-consolidation" matters delivered at the time of closing of the RPA, to require an updated opinion of counsel relating to such matters, in form and substance and from such counsel as shall be satisfactory to it.

        4.     Notwithstanding anything contained in the Transaction Documents to the contrary, the reduction of the Purchase Limit and the other transactions contemplated hereunder shall not constitute a Termination Event. Except as otherwise set forth herein, the RPA, the PSA and the other Transaction Documents shall remain in full force and effect and are hereby ratified and confirmed by each of the Originators, the Servicer and ARC II, including, without limitation, the obligation of ARC II to pay to the Agent the Unused Line Fee in accordance with the terms of the RPA and to maintain its corporate existence. ARC II agrees to maintain sufficient net worth to continue to pay its obligations as they become due.

Very truly yours,
AAR DISTRIBUTION, INC. AAR PARTS TRADING INC. AAR MANUFACTURING, NC. AAR ALLEN SERVICES, INC. AAR ENGINE SERVICES, INC.
		By:	/s/ TIMOTHY J. ROMENESKO Timothy J. Romenesko Vice President
AAR RECEIVABLES CORPORATION II
		By:	/s/ TIMOTHY J. ROMENESKO Timothy J. Romenesko Vice President
AAR CORP.
		By:	/s/ TIMOTHY J. ROMENESKO Timothy J. Romenesko Vice President
Accepted and Agreed:
LASALLE BUSINESS CREDIT, LLC, as Agent
By:	/s/ JOHN MOSTOFI John Mostofi Senior Vice President

2

November 30, 2004

AAR Receivables Corporation II and AAR Corp.
1100 North Wood Dale Road
Wood Dale, IL. 60191

Gentlemen:

        AAR Receivables Corporation II, an Illinois corporation ("Seller"), AAR CORP., a Delaware corporation, individually ("AAR") and as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the "Servicer"), LaSalle Business Credit, LLC, a Delaware limited liability company ("LaSalle"), as agent for itself and the Purchasers referred to below (in such capacity, together with its successors and assigns in such capacity, the "Agent"), and The Financial Institutions From Time to Time Parties Thereto as "Purchasers" have entered into that certain Receivables Purchase Agreement dated as of March 21, 2003 (the "Purchase Agreement"; capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement). The Seller, the Servicer and the Agent now desire to further amend the Agreement as provided herein, subject to the terms and conditions hereinafter set forth.

        In addition, AAR executed and delivered a certain Performance Guaranty dated as of March 21, 2003 (the "Performance Guaranty"), which the Agent and Purchasers require to be reaffirmed as a condition to the effectiveness hereof.

        NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1.     The Agreement hereby is amended as follows:

    (a)
    Exhibit 1 of the Purchase Agreement is hereby amended by amending and restating the existing definition of "Facility Termination Date" in its entirety to read as follows:

        "'Facility Termination Date' means the earlier to occur of: (a) November 29, 2004 (b) the date determined pursuant to Section 2.2 of the Agreement, and (c) the date the Purchase Limit reduces to zero pursuant to Section 1.1(b) of the Agreement."

        2.     AAR expressly reaffirms, ratifies and assumes all of its obligations and liabilities to the Agent as set forth in the Performance Guaranty. AAR further agrees to be bound by and abide by and operate and perform under and pursuant to and comply fully with all of the terms, conditions, provisions, agreements, representations, undertakings, warranties, obligations and covenants contained in the Performance Guaranty, in so far as such obligations and liabilities may be modified by this Amendment, as though such Performance Guaranty were being re-executed on the date hereof, except to the.extent that such terms expressly relate to an earlier date.

        3.     Except as expressly amended hereby and by any other supplemental documents or instruments executed by either party hereto in order to effectuate the transactions contemplated hereby, the Agreement, the Exhibits thereto and other Transaction Documents are hereby reaffirmed, ratified and confirmed by the parties hereto and remain in full force and effect in accordance with the terms thereof. The Seller and the Servicer expressly ratify, confirm and reaffirm without condition, all liens and security interests granted to the Agent pursuant to the Purchase Agreement and the other Transaction Documents and to all extensions, renewals, refinancings, amendments or modifications of any of the foregoing.

        4.     This Amendment shall not become effective until fully executed by all parties hereto.

        5.     This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument. This Amendment may also be executed by facsimile and each facsimile signature hereto shall be deemed for all purposes to be an original signatory page.

        6.     This Amendment shall be construed in accordance with and governed by the internal laws (as distinguished from the conflicts of law provisions) of the State of Illinois.

        7.     The Seller and the Servicer agree to reimburse the Agent for all of its out-of-pocket legal fees and expenses incurred in the preparation and documentation of this Amendment and related documents.

LASALLE BUSINESS CREDIT, LLC, as agent as sole Purchaser and as Agent
		By:	/s/ JOHN MOSTOFI John Mostofi Senior Vice President
ACKNOWLEDGED AND AGREED TO THIS 30TH DAY OF NOVEMBER, 2003:
AAR RECEIVABLES CORPORATION II, as seller
By:	/s/ TIMOTHY J. ROMENESKO Timothy J. Romenesko Vice President
Consented and agreed to by the Following guarantor of the Obligations of AAR Receivables Corporation II to LaSalle Business Credit, LLC
AAR CORP., as Servicer and Performance Guarantor
By:	/s/ TIMOTHY J. ROMENESKO Timothy J. Romenesko Vice President Date: November 30, 2003

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  EXHIBIT 10.14